Exhibit 99.1

Meridian Announces 5% Share Repurchase Plan

MALVERN, PA. (March 7, 2019) - Meridian Corporation (“Meridian”) (MRBK), the parent company for Meridian Bank, today announced that its Board of Directors has authorized a stock repurchase plan pursuant to which Meridian may repurchase up to 5% of its outstanding common shares. Meridian reported 6.4 million shares outstanding at December 31, 2018.

“The stock repurchase authorization highlights our confidence in Meridian’s business and our outlook for continued growth,” stated Christopher J Annas, Chairman, President and Chief Executive Officer. “We believe the stock repurchase plan is a solid investment for our shareholders and provides us with the opportunity to leverage our strong financial position to improve our earnings per share.”

Shares of Meridian common stock will be purchased from time to time at prevailing market prices, through open market or privately negotiated transactions, or otherwise, depending upon market conditions. Meridian intends to fund the repurchase plan from cash generated from ongoing operations. There is no guarantee as to the exact number of or value of shares that will be repurchased by Meridian, and Meridian may discontinue repurchases at any time that management determines additional repurchases are not warranted. The timing and amount of share repurchases under the stock repurchase plan will depend on a number of factors, including Meridian’s stock price performance, ongoing capital planning considerations, general market conditions, and applicable legal requirements.

About Meridian Corporation

Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey and Delaware with a full suite of financial products and services. Meridian specializes in commercial and industrial lending, commercial real estate lending, consumer mortgages, and wealth management solutions through Meridian Wealth Partners. Meridian also has a broad menu of high-yield depository products supported by robust online and mobile access. Learn more at www.meridianbanker.com. Equal Housing Lender. Member FDIC.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements.   Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission. For periods prior to the completion of the holding company reorganization, refer to Meridian Bank’s filings with the FDIC, including Meridian Bank’s most recent annual report on Form 10-K for the year ended December 31, 2017, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.